SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   February 5, 2013

OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act      (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On February 5, 2013, Otter Tail Power Company, a Minnesota corporation (“OTP”), in its capacity as agent for Northwestern Corporation d/b/a NorthWestern Energy, Montana-Dakota Utilities Co., a division of MDU Resources Group, Inc. and OTP (collectively, the “Owners”), executed a General Work Construction Agreement (the “Agreement”) dated as of February 1, 2013 with Graycor Industrial Constructors Inc. (“Graycor”).  The Agreement provides for the terms and conditions under which Graycor will serve as the general work contractor for an air-quality control system (“AQCS”) to be designed and constructed for the Big Stone Plant located in northeastern South Dakota, which is jointly owned by the Owners.  OTP, the operating agent of Big Stone Plant, owns 53.9% of the plant.  The AQCS will be designed to meet requirements of the federal Clean Air Act and regional haze regulations.

Pursuant to the Agreement, as the project’s general contractor, Graycor will be responsible for designing, engineering, procuring, constructing and installing the AQCS; procuring certain required equipment, labor and supplies; and testing and inspecting the work performed as described in the Agreement.  Under the Agreement the project is to be completed in various defined stages, with specified liquidated damages payable for failure to meet agreed timelines for completion of these stages.

Graycor’s compensation under the Agreement consists of a fixed portion based on corporate overhead and an agreed profit amount, plus a cost reimbursable portion.  The fixed portion is not subject to change unless the scope of work changes significantly as agreed by the parties.  The cost reimbursable portion is the sum of specified cost elements, including direct hire craft labor, small tools and consumables, permanent materials, subcontractor costs, utilities costs and other costs necessarily incurred by Graycor directly in performance of its obligations, such as payment and performance bonds and insurance.  The parties have agreed on a target price for the project, and in the event the total construction cost is less than or greater than the target price, as adjusted pursuant to the agreement, the savings or overage will be allocated between the parties as set forth in the Agreement.  Compensation is generally to be paid through monthly progress payments following the submission by Graycor of an application for payment, and a final payment upon completion of the project, and in each case subject to specified offset rights of the Owners.

The Owners have previously entered into a number of additional agreements in connection with their co-ownership and operation of Big Stone Plant.  The Owners are also among the co-owners of the Coyote Station Plant located near Beulah, North Dakota and have previously entered into a number of additional agreements in connection with their co-ownership and operation of Coyote Station Plant.

A copy of the press release issued by OTP announcing its execution of the Agreement is furnished as Exhibit 99.1 to, and incorporated by reference into, this report.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press Release issued February 12, 2013

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTTER TAIL CORPORATION
Date: February 22, 2013
	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

EXHIBIT INDEX

Exhibit   Description of Exhibit

99.1	Press Release issued February 12, 2013